                               UNITED STATES

                    SECURITIES AND EXCHANGE COMMISSION

                           Washington, DC  20549


                                 FORM 8-K

                              CURRENT REPORT


                    Pursuant to Section 13 or 15 (d) of
                    the Securities Exchange Act of 1934


             Date of Report (date of earliest event reported):
                                May 7, 2003


                               AIRGAS, INC.
          ______________________________________________________
          (Exact name of registrant as specified in its charter)



   Delaware                       1-9344                     56-0732648
_______________            _______________________          _____________
(State or other            (Commission File Number)         (I.R.S. Employer
jurisdiction of                                             Identification No.)
incorporation)



                 259 North Radnor-Chester Road, Suite 100
                          Radnor, PA  19087-5283
                 _________________________________________
                 (Address of principal executive offices)



Registrant's telephone number, including area code: (610) 687-5253
                                                     _____________

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Item 12.  Disclosure of Results of Operations and Financial Condition
          ___________________________________________________________

   On May 7, 2003, Airgas, Inc. reported its earnings for its fourth quarter and year ended March 31, 2003, as described in the press release attached as Exhibit 99.1 and incorporated herein by reference.

Non-GAAP Measures:

   The press release attached as Exhibit 99.1 contains certain financial measures that are not defined under generally accepted accounting principles (GAAP). The Company uses Adjusted Debt Reduction to provide investors with a more accurate and meaningful measure of the Company's ability to repay debt by adjusting for changes in the debt reported on the balance sheet for non-cash items and funds received under the trade receivables securitization program. Free Cash Flow is a non-GAAP measure of the Company's ability to generate cash from continuing operations, which can be used at management's discretion for acquisitions, the repayment of debt or to support other investing and financing activities. The Company believes that Free Cash Flow provides investors with meaningful insight into the ability of the Company to generate cash flow in excess of the cash required to maintain the Company's existing operations.



Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits
          __________________________________________________________________

(a)  None

(b)  None

(c)  Exhibits.

       99.1 - Press Release dated May 7, 2003


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                                Signatures
                                __________

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     AIRGAS, INC.
                                     -------------
                                     (Registrant)


                                     BY:  /s/ Robert M. McLaughlin
                                          ------------------------
                                          Robert M. McLaughlin
                                          Vice President & Controller



DATED:     May 7, 2003